Sub-Item 77I:  Terms of new or amended securities.

The Prospectuses and Statement of Additional Information relating to Goldman Sachs Trust's Core Plus Fixed Income Fund as filed with the Securities and Exchange Commission on October 16, 2006 pursuant to Rule 497 under the Securities Act of 1933 (Accession Nos. 0000950123-06-012623) is incorporated herein by reference.

The Prospectus and Statement of Additional Information relating to Goldman Sachs Trust's Class C Shares of the Emerging Markets Debt Fund as filed with the Securities and Exchange Commission on October 5, 2006 pursuant to Rule 497 under the Securities Act of 1933 (Accession Nos. 0000950123-06-012327) is incorporated herein by reference.

The Prospectuses filed on June 20, 2006 (Accession Nos. 0000950123-06-007878) and Statement of Additional Information filed June 23, 2006 (Accession Nos. 0000950123-06-008052) with the Securities and Exchange Commission relating to the Goldman Sachs Trust's Structured US Equity Flex and Structured International Equity Flex Funds pursuant to Rule 497 under the Securities Act of 1933 are incorporated herein by reference.